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                                                                     EXHIBIT 5.1



                         [ALSTON & BIRD LLP LETTERHEAD]
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-4777
                                 www.alston.com




                                  June 22, 1999

LHS Group Inc.
Six Concourse Parkway
Suite 2700
Atlanta, Georgia  30328

         Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for LHS Group Inc., a Delaware corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 1,398,911 shares of the Company's common stock, $.01 par value ("Common Stock") that may be offered and sold pursuant to the exercise of stock options of Priority Call Management, Inc. assumed by the Company pursuant to the Agreement and Plan of Merger by and among LHS Group Inc., Patriot Acquisition Corp. and Priority Call Management, Inc. dated as of April 20, 1999 (the "Assumed Options"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued upon the exercise of the Assumed Options have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Assumed Options, will be legally and validly issued, fully paid and nonassessable.


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LHS Group Inc.
June 22, 1999
Page 2


         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                        Sincerely,


                                        ALSTON & BIRD LLP

                                        By: /s/ Laura G. Thatcher
                                            ----------------------
                                              Laura G. Thatcher